Exhibit 99.1

SYMBOL TECHNOLOGIES NAMES NON-EXECUTIVE CHAIRMAN
TO NEWLY CREATED SENIOR MANAGEMENT POSITION

Salvatore Iannuzzi Named Senior Vice President, Chief Administrative and Control Officer;
Current Director Robert Chrenc Named Non-Executive Chairman

HOLTSVILLE, N.Y.— APRIL 11, 2005 – Symbol Technologies, Inc. (NYSE:SBL) today announced that Salvatore Iannuzzi, 51, non-executive chairman of the board of directors, is joining the Symbol senior management team in the newly created position of senior vice president, chief administrative and control officer. Robert (Bob) Chrenc, current Board member and chairman of the Audit Committee, will succeed Iannuzzi as the new non-executive chairman. As Chief Administrative and Control Officer, Iannuzzi will be responsible for overseeing Symbol’s finance and accounting functions, as well as information technology. In addition, he will have broad responsibility for the Company’s administrative functions. He will report to Bill Nuti, Symbol president and chief executive officer.

This newly created role is being implemented to achieve world-class general and administrative performance across Symbol, including improvements in the Company’s productivity, cost structure, business support, financial controls and reporting.

“Sal is a great talent, and a man of unquestionable integrity. He brings a wealth of highly relevant experience that will further strengthen our leadership team,” said Nuti. “Having benefited from his contributions as chairman during the past year, I asked Sal to accept this new position because I know we will gain a tremendous amount from his involvement on a daily basis. Today, Symbol is a vastly different company from a management and corporate governance standpoint, and we look forward to further growth and realizing our Company’s true potential.”

“I have tremendous respect for Bill Nuti, his leadership team, and the ‘new’ Symbol Technologies,” said Iannuzzi. “Symbol has made great progress in strengthening its management team and delivering solid financial performance. At the same time, the Company has worked extremely hard to put the issues arising from past management behind it and improve its business controls, all while coming into full compliance with Sarbanes-Oxley 404. I am honored to join Bill and his team and look forward to helping Symbol make even further progress as the leading supplier of Enterprise Mobility products, systems and solutions.”

Iannuzzi will remain on the Board, but step down as non-executive chairman, as well as from his positions on the Nominating, Audit and Compensation Committees. As a result of the change, the Board will have two management directors, Nuti and Iannuzzi, and four independent directors, including Chrenc as an independent, non-executive chairman. The Board intends to add at least two additional independent directors, and is currently conducting a search for such directors.

“Given Bob’s strong contributions as chairman of the Audit Committee, I look forward to working with him as our new non-executive chairman,” Nuti said. “Symbol will continue to benefit from Bob’s nearly 30 years of experience with a major accounting firm and later experience as the executive vice president and chief financial officer of ACNielsen.”

In his career, Iannuzzi has held a variety of leadership positions in audit, finance and corporate administration. After six years as an auditor and supervisor at KPMG and two years as deputy general auditor at Bear Stearns, Iannuzzi joined Banker’s Trust, where, over nearly twenty years, he held a variety of senior leadership positions, including chief administrative officer, chief operating officer for Europe, chief operating officer for the Global Investment Bank, and chief control officer. In 2001, Iannuzzi joined CIBC, where for four years he served as chief administration officer with responsibility for all administration functions in the United States.

About Symbol Technologies
Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.

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For media information:
Patricia Hall
Symbol Technologies, Inc.
631-738-5636
hallp@symbol.com

For financial information:
Nancy Tully
Symbol Technologies, Inc.
631-738-5050
tullyn@symbol.com